EXHIBIT 99.1

Nanophase Reports First Quarter 2012 Financial Results

The Company's Financial Conference Call is Scheduled for May 18, 2012, at 11:00 a.m. EDT

ROMEOVILLE, Ill., May 15, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter, ended March 31, 2012.

Nanophase CEO and President Jess Jankowski commented, "Our 2012 goal is to report a third consecutive year of revenue growth and improve our bottom line. Revenue for the first six months of 2011 was accelerated as customers purchased inventory for manufacture of both personal care and polishing products, and then tapered off during the second half of the year. New products and applications are expanding our customer base, while we continue selling to existing seasonal customers. We believe this expansion will produce more consistency in our 2012 revenue, on a quarterly basis, with acceleration in some areas as the year moves forward."

First Quarter 2012 Financial Highlights

  Revenue for the quarter was $2.4 million, down slightly when compared to $2.8 million in the first quarter of 2011.

  The net loss for the quarter was $0.8 million, or a loss of $0.04 per share, compared to a net loss of $0.6 million, or $0.03 per share, for the comparable 2011 quarter.

  There is approximately $2.3 million in cash and cash equivalents on the balance sheet; the company has no debt.

Jankowski continued, "Last year we reported 60 percent of our revenue during the first half of the year. We expect this year to be weighted more toward the second half as we grow new business. Our overall strategy is to maintain growth with our existing customers, as we expand into diversified, non-seasonal markets."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

First Quarter 2012 Conference Call

Nanophase has scheduled its quarterly conference call for May 18, 2012, at 10:00 a.m. CDT (11:00 a.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, dial 877-312-8776 (for international callers dial 408-774-4007). The conference ID number is 80947196.

A webcast of the call may be accessed at the company's website, www.nanophase.com, by clicking on the link under News Center and Calendar of Events.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2012. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	March 31, 2012	December 31,
ASSETS	(Unaudited)	2011

Current assets:
Cash and cash equivalents	$ 2,315,306	$ 2,693,623
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on March 31, 2012 and on December 31, 2011	1,177,629	878,600
Other receivables, net	331,010	13,712
Inventories, net	1,271,005	1,338,210
Prepaid expenses and other current assets	344,069	391,466
Total current assets	5,469,019	5,345,611

Equipment and leasehold improvements, net	3,498,098	3,713,082
Other assets, net	31,697	32,318
	$ 8,998,814	$ 9,091,011

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 5,438	$ --
Deferred other revenue	279,000	--
Accounts payable	683,473	319,706
Accrued expenses	349,823	383,425
Accrued discount liabilities	85,815	116,103
Total current liabilities	1,403,549	819,234

Long-term portion of capital lease obligations	26,063	--
Long-term deferred rent	635,110	647,404
Asset retirement obligations	149,828	148,515
	811,001	795,919

Stockholders' equity:

Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 21,208,162 shares issued and outstanding on March 31, 2012 and December 31, 2011	212,082	212,082
Additional paid-in capital	93,153,507	93,070,979
Accumulated deficit	(86,581,325)	(85,807,203)
Total stockholders' equity	6,784,264	7,475,858
	$ 8,998,814	$ 9,091,011

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2012	2011

Revenue:
Product revenue	$ 2,330,293	$ 2,706,433
Other revenue	79,045	79,253
Total revenue	2,409,338	2,785,686

Operating expense:
Cost of revenue	1,845,651	1,861,659
Gross profit	563,687	924,027

Research and development expense	399,614	401,025
Selling, general and administrative expense	944,315	1,077,696
Loss from operations	(780,242)	(554,694)
Interest income	--	1,893
Interest expense	(1,105)	(899)
Other, net	7,225	(42)
Loss before provision for income taxes	(774,122)	(553,742)

Provision for income taxes	--	--
Net loss	$ (774,122)	$ (553,742)

Net loss per share-basic and diluted	$ (0.04)	$ (0.03)

Weighted average number of basic and diluted common shares outstanding	21,208,162	21,204,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended March 31

	2012	2011
Revenue:
Product revenue, net	$ 2,330,293	$ 2,706,433
Other revenue	79,045	79,253
Total revenue	2,409,338	2,785,686

Operating expense:
Cost of revenue detail:
Depreciation	200,680	222,125
Non-Cash equity compensation	8,489	10,536
Other costs of revenue	1,636,482	1,628,998
Cost of revenue	1,845,651	1,861,659
Gross profit	563,687	924,027

Research and development expense detail:
Depreciation	32,595	36,070
Non-Cash equity compensation	21,757	21,292
Other research and development expense	345,262	343,663
Research and development expense	399,614	401,025

Selling, general and administrative expense detail:
Depreciation and amortization	20,437	23,729
Non-Cash equity compensation	52,161	77,280
Other selling, general and administrative expense	871,717	976,687
Selling, general and administrative expense	944,315	1,077,696
Loss from operations	(780,242)	(554,694)
Interest income	--	1,893
Interest expense	(1,105)	(899)
Other, net	7,225	(42)
Loss before provision for income taxes	(774,122)	(553,742)
Provision for income taxes	--	--
Net loss	$ (774,122)	$ (553,742)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	1,105	(994)
Addback Depreciation/Amortization	253,712	281,924
Addback Non-Cash Equity Compensation	82,407	109,108

Adjusted EBITDA	$ (436,898)	$ (163,704)

CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708